Exhibit 10.14

REFORMATION INC.

2026 OMNIBUS INCENTIVE PLAN

STOCK OPTION AGREEMENT

GRANT NOTICE

This Grant Notice and Award Terms and Conditions (including any attachments hereto, as applicable) (collectively, this “Agreement”), dated as of the grant date set forth below (the “Grant Date”), is made by and between Reformation Inc., a Delaware corporation (the “Company”), and the employee named below (the “Participant”). Any capitalized term that is used but not defined in this Agreement shall have the meaning ascribed to such term in the Reformation Inc. 2026 Omnibus Incentive Plan, as may be amended and/or restated from time to time (the “Plan”).

Name of Participant:	#ParticipantName#
Grant Date:	[July , 2026]
Type of Option	Nonqualified Stock Option
Number of Shares:	#QuantityGranted#
Exercise Price Per Share:	#ExercisePrice#
Vesting Schedule:

1/3 of the Options on the first anniversary of the Grant Date

Remaining 2/3 of the Options in equal quarterly installments on each of the eight (8) quarterly anniversaries of the Grant Date immediately following the first anniversary of the Grant Date (i.e., year 2 and year 3)

Expiration Date:	#ExpirationDate#

The Participant agrees to all of the terms and conditions of this Agreement and in the Plan as evidenced by the Participant’s acknowledgement of this award in the Company’s third party stock plan administrator’s system.

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AWARD TERMS AND CONDITIONS

1.             Grant of Option. The Company hereby grants to the Participant an Option to purchase the number of Shares set forth above at the Exercise Price Per Share set forth above, upon the terms and subject to the conditions set forth in this Agreement and the Plan, a copy of which is being delivered to the Participant concurrently herewith and is made a part hereof as if fully set forth herein. The Option is intended to be a Nonqualified Stock Option and not an Incentive Stock Option within the meaning of Section 422 of the Code.

2.             Vesting. Except as expressly provided in this Agreement, the Option shall vest and become exercisable in accordance with the vesting schedule set forth above (each such vesting date, a “Vesting Date”), subject to the Participant’s continued employment or service with the Company or an Affiliate through the applicable Vesting Date and the other provisions of this Agreement and the Plan.

3.             Expiration. The Option will expire on the Expiration Date set forth above, or earlier as provided in this Agreement or the Plan.

4.             Termination.

4.1           Termination Generally. Except as otherwise set forth in this Agreement or any other agreement or arrangement with the Company, if the Participant’s employment or service with the Company or its Subsidiaries terminates for any reason prior to the final Vesting Date, then all rights of the Participant with respect to the portion of the Option that has not vested shall immediately terminate and neither the Participant nor any of the Participant’s successors, heirs, assigns or personal representatives shall thereafter have any further rights or interests in such unvested portion of the Option; provided that, if the Participant’s employment or service with the Company or its Subsidiaries terminates due to death or Disability, by the Company other than for Cause or by the Participant with Good Reason (as defined in the Company’s Change in Control and Severance Policy), then the unvested Option shall remain outstanding for three months following the date of such termination solely for the purpose of determining whether a Change in Control occurs during such three month period. If a Change in Control has not occurred within the three month period, then all rights of the Participant with respect to the unvested Option shall immediately terminate and neither the Participant nor any of the Participant’s successors, heirs, assigns or personal representatives shall thereafter have any further rights or interests in such unvested Option. Thereafter, the vested portion of the Option shall remain exercisable until the earlier of (a) the date three months following the termination of Participant's employment or service with the Company or its Subsidiaries (or if the termination is due to death or Disability, by the Company other than for Cause or by the Participant with Good Reason, then six months following the date of termination); provided that, if the last day of such exercise period occurs during, or within ten (10) business days prior to the start of, a contractual lockup on the sale of Shares or a closed trading window, then the post-termination exercise period shall be extended until the date that is thirty (30) days following the expiration of such restriction, or (b) the Expiration Date set forth above.

4.2           Change in Control. If the Participant’s employment or service with the Company or its Subsidiaries terminates due to death or Disability, by the Company other than for Cause or by the Participant with Good Reason (as defined in the Company’s Change in Control and Severance Policy) during the period beginning three months prior to and ending twelve months following a Change in Control, then any unvested portion of the Option shall become fully vested and exercisable immediately upon the date of such termination of employment. Thereafter, the Option shall remain exercisable until the earlier of (a) the date six months following the termination of Participant’s employment with the Company or its Subsidiaries; provided that, if the last day of such exercise period occurs during, or within ten (10) business days prior to the start of, a contractual lockup on the sale of Shares or a closed trading window, then the post-termination exercise period shall be extended until the date that is thirty (30) days following the expiration of such restriction, or (b) the Expiration Date set forth above. Such vesting shall be subject to the Participant signing and not revoking the Release. Such vesting shall be subject to the Participant signing and not revoking the Company’s then-standard separation agreement and release of claims (the “Release”).

5.             Manner of Exercise. Subject to the terms and conditions of this Agreement and the Plan, the vested portion of the Option may be exercised, in whole or in part, at any time and from time to time following the applicable Vesting Date(s) and prior to the Expiration Date set forth above by delivery to the Company of a written or electronic notice of exercise specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price for the Shares so purchased. Payment may be made (a) in cash or its equivalent, (b) by means of any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (c) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised, (d) any other form of consideration approved by the Administrator and permitted by applicable law or (e) any combination of the foregoing. No fraction of a Share shall be issuable upon exercise of the Option.

6.             Rights as a Stockholder. The Participant will not be deemed for any purpose to be the owner of, or to have any rights of a holder of, any Common Stock subject to the Option unless and until (a) the Option has been exercised in accordance with the terms of this Agreement and the Participant pays any tax withholding due, (b) the Company has issued and delivered the shares of Common Stock (whether or not certificated) to the Participant and (c) the Participant’s name, or the name of the Participant’s broker or other nominee, has been entered as a holder of record on the books of the Company. Upon the occurrence of all of the foregoing events, the Participant will have full ownership rights with respect to any such shares of Common Stock.

7.            Withholding. The Company shall be entitled to take such action as the Company deems necessary or appropriate to satisfy all such obligations for the payment of the applicable tax obligations with respect to the Option, including by requiring a cash payment, authorizing any cashless exercise procedure or withholding from the number of Shares that would otherwise be issued upon exercise of the Option the largest whole number of Shares with a Fair Market Value equal to the applicable tax obligations.

8.             No Sale or Transfer. The Participant shall not sell, transfer, assign, grant a participation in, gift, hypothecate, encumber, mortgage, create any lien, pledge, exchange or otherwise dispose of the Option or any portion thereof other than to the extent permitted by Section 18 of the Plan.

9.            Incorporation of Plan. This Agreement is made under the provisions of the Plan (which is incorporated herein by reference) and shall be interpreted in a manner consistent with it.

10.           Restrictions on Common Stock. The Company may impose such restrictions on any Common Stock issued in respect of this Agreement as are required by applicable law, this Agreement, any applicable underwriting arrangements, or any Company policies that apply to similarly situated employees, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, restrictions under the requirements of any stock exchange or market upon which such Common Stock are then listed or traded and restrictions under any “blue sky” or state securities laws applicable to such Common Stock.

11.           Other Agreements Superseded. The Plan and this Agreement constitute the entire understanding, oral and written, between the parties hereto with respect to the subject matter hereof regarding the Option. Any prior agreements, commitments or negotiations concerning the Option are superseded, including, without limitation, any commitments to grant Options in lieu thereof in any offer letter or employment or other service agreement by and between the Participant and an Affiliate or Subsidiary of the Company.

12.           General.

12.1         Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun will be deemed to include the plural as well as the singular and to cover all genders. The headings of the sections, paragraphs, subparagraphs, clauses and subclauses of this Agreement are for convenience of reference only and will not in any way affect the meaning or interpretation of any of the provisions hereof. Unless otherwise specified, the terms “hereof,” “herein,” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Sections refer to Sections of this Agreement. Words of inclusion will not be construed as terms of limitation herein, so that references to “include,” “includes,” and “including” will not be limiting and will be regarded as references to non-exclusive and non-characterizing illustrations.

12.2         Binding Effect; Assignment; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned (a) by the Participant without the prior written consent of the Company or (b) by the Company without the prior written consent of the Participant other than to a successor to all or substantially all of the assets of the Company or by reason of operation of law.

12.3         Governing Law. Except as to matters of U.S. federal law, this Agreement will be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.

12.4         Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

12.5         Amendments and Waivers. Subject to applicable law, this Agreement and any of the provisions hereof may be amended, modified or supplemented, in whole or in part, only in a writing signed by all parties hereto. The waiver by a party hereto of a breach by any party hereto of any provision of this Agreement will not operate or be construed as a waiver of such breach by any other party hereto, except as otherwise explicitly provided for in the writing evidencing such waiver. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, will operate as a waiver thereof, nor will any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

12.6         Right of Offset. The Company has the right to offset against its obligation to deliver Common Stock under this Agreement, any undisputed outstanding amounts (including, without limitation, travel and entertainment, advance account balances, loans or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other programs) that the Participant then owes to the Company, provided that the Participant is first offered the opportunity to pay cash for such outstanding amounts.

12.7         Counterparts. This Agreement may be accepted or executed by .pdf or facsimile signatures and in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts will be construed together and will constitute one and the same instrument.

12.8         No Right to Continued Employment. This Agreement will not confer upon the Participant any right with respect to continued employment or a continued business relationship with the Company or any Affiliate thereof, nor will it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment of such Participant at any time (without limiting the terms and conditions of any agreement to which the Participant may be party or plan or arrangement under which the Participant may be covered with the Company or any of its Affiliates).

12.9         Acknowledgment. The Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof as the same may be amended from time to time. The Participant hereby acknowledges that the Participant has reviewed each of this Agreement and the Plan and understands the Participant’s rights and obligations thereunder. The Participant also acknowledges that the Participant has been provided with such information concerning the Company and this Agreement as the Participant and the Participant’s advisors have requested.

12.10     Section 409A. The intent of the parties is that payments and benefits under this Agreement be exempt from, or to the extent subject thereto, comply with Section 409A of the Code and any regulations or guidance promulgated thereunder, and accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, the Participant shall not be considered to have terminated employment with the Company for purposes of any payments under this Agreement which are subject to Section 409A of the Code until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Each amount to be paid or benefit to be provided under this Agreement shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments described in this Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.

13.          Clawback/Recoupment. The Option and any shares of Common Stock issued in respect thereof shall be subject to any clawback or recoupment policy adopted by the Company from time to time and any applicable law, government regulation or stock exchange listing requirement mandating recovery of compensation.

14.           Electronic Delivery. By the Participant’s acceptance hereof (whether written, electronic or otherwise), the Participant agrees, to the fullest extent permitted by law, that in lieu of receiving documents in paper format, the Participant accepts the electronic delivery of any documents that the Company, or any third party involved in administering the Plan which the Company may designate, may deliver in connection with the Option granted hereunder (including the Plan, this Agreement, any account statements or other communications or information and any other information required to be delivered to the Participant pursuant to applicable securities laws regarding the Company and the Subsidiaries and the Option) whether via the Company’s intranet or the internet site of such third party administrator or via email or such other means of electronic delivery specified by the Company. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or any third party involved in administering the Plan which the Company may designate.

15.           Data Privacy. The Participant acknowledges and consents to the collection, use, processing and transfer of personal data as described herein. The Company and its Affiliates hold and may process certain personal information about the Participant, including the Participant’s name, home address, email address, telephone number, date of birth, social security or other identification number, salary, nationality, job title and details of all Awards granted, cancelled, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan and this Agreement. The Participant understands that providing the Company with the Participant’s personal information is necessary for the performance of this Agreement and that the Participant’s refusal to provide such information may affect the Participant’s ability to participate in the Plan. The Company may transfer personal data to third parties assisting in the implementation, administration and management of the Plan, including any transfer to a broker or other third party with whom the Participant may elect to deposit any shares of Common Stock acquired under the Plan.

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